As filed with the Securities and Exchange Commission on August 27, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIGMA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	46-2843087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
760 Market Street, Floor 10
San Francisco, CA 94102
(415) 890-5404
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Amended and Restated 2012 Equity Incentive Plan
(Full title of the plan)
Dylan Field
Chair of the Board of Directors, Chief Executive Officer, and President
760 Market Street, Floor 10
San Francisco, CA 94102
(415) 890-5404
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

Michael T. Esquivel Ran D. Ben-Tzur Jennifer J. Hitchcock Aman D. Singh Chance L. Goldberg Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	Brendan Mulligan Amanda Westendorf Brendan Brown Figma, Inc. 760 Market Street, Floor 10 San Francisco, CA 94102 (415) 890-5404
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.00001 per share (the “Shares”), of Figma, Inc. (the “Registrant”) referred to herein that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell a portion of their Shares prior to the expiration of market standoff agreements or the lock-up agreements that they have entered into with the underwriters for the Registrant’s initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in the Registrant’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission on July 1, 2025 and as amended from time to time thereafter (File No. 333-288451). Subject to such market standoff agreements or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and the Registrant does not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
Figma, Inc.
8,189,341 Shares of Class A Common Stock
This prospectus relates to 8,189,341 shares of Class A common stock (the “Shares”), par value $0.00001 per share (“Class A common stock”), of Figma, Inc., a Delaware corporation (“Figma,” “us,” “we” or the “Registrant”), which Shares may be offered from time to time by certain stockholders that are our current employees, consultants, and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our Amended and Restated 2012 Equity Incentive Plan, as amended (the “2012 Equity Incentive Plan”).
The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell a portion of their Shares prior to the expiration of market standoff agreements or the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2025 and as amended from time to time thereafter (File No. 333-288451). Subject to such market standoff agreements or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder, following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FIG.” On August 27, 2025, the last reported sale price of our Class A common stock, was $69.88 per share.
The amount of Shares to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he, she or it is acting in concert for the purpose of selling the Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus.
The SEC may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 27, 2025

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, operating results, financial condition, and future prospectus may have changed since that date.
Figma, the Figma logo, and other registered or common law trade names, trademarks, or service marks of Figma appearing in this prospectus are the property of Figma, Inc. This prospectus contains additional trade names, trademarks, logos, and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks, logos, or service marks to imply a relationship with these other companies, or endorsement or sponsorship of us by these other companies. Other trademarks appearing in this prospectus are the property of their respective holders. Solely for convenience, our trade names, trademarks, logos, and service marks referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks, trade names, and service marks. Unless otherwise indicated, the terms “Figma,” the “Company,” “we,” “us,” and “our” refer to Figma, Inc. and our subsidiaries. References to our “common stock” include our Class A common stock, Class B common stock and Class C common stock.
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THE COMPANY
Figma, Inc.
Figma is where teams come together to turn ideas into the world’s best digital products and experiences.
Every day, billions of people around the world use apps, websites, and other digital experiences that are made in Figma.
Behind each of these products is a cross-functional team responsible for bringing them to life. In Figma, designers work alongside developers, product managers, researchers, marketers, writers, and other non-designers. Together, these teams share and explore ideas, align on a vision, visualize concepts, and translate them into coded products — all on a single, connected, AI-powered platform that collaborators around the world can access with a URL.
Our focus on the entire lifecycle of software creation reflects our ability to rapidly bring new products onto Figma’s browser-based platform and our belief that design spans far beyond a single step or role. We take this expansive view because design is more than how something looks, or even feels; design is also how something works — and in today’s increasingly digital-first world, what sets brands and companies apart.
As AI makes software much easier to create, and as organizations across industries and geographies continue to invest heavily in digital transformation, better-designed digital products and experiences have become even more critical to a company’s success. These companies understand deeply that great design is what attracts and wins user loyalty, especially in a world where a business’ interactions with its customers are increasingly digital.
Risk Factors
Our business is subject to numerous risks and uncertainties of which you should be aware before making a decision to invest in our Class A common stock. These risks, among others, include the following:
•We have experienced rapid growth which may not be indicative of our future growth, and if we do not effectively manage our future growth, our business, operating results, financial condition, and future prospects may be adversely affected. Our rapid growth also makes it difficult to evaluate future prospects.
•Our operating results may fluctuate significantly, which could make our future results difficult to predict and could cause our operating results to fall below expectations.
•We have a limited operating history at our current scale, which makes it difficult to evaluate our current business and future prospects and increases the risks associated with your investment.
•Changes in our pricing, packaging, or billing models could adversely affect our business, operating results, financial condition, and future prospects.
•If we are unable to attract new customers or retain and increase adoption of our products and services by existing customers, we may not achieve the growth we expect, which would adversely affect our business, operating results, financial condition, and future prospects.
•If we are not able to effectively introduce enhancements to our platform, including new offerings, features, and functionality, that achieve widespread market adoption, or keep pace with technological developments, our business, operating results, and financial condition could be adversely affected.
•Competitive developments in AI and our inability to effectively respond to such developments could adversely affect our business, operating results, and financial condition.
•We face intense competition and could lose market share to our competitors, which would adversely affect our business, operating results, financial condition, and future prospects.

•Our product and investment decisions may negatively impact our short-term financial results and may not produce the long-term benefits that we expect.
•The markets for our products and services are relatively new and unproven and may not grow, which would adversely affect our business, operating results, financial condition, and future prospects.
•Our business is subject to complex and evolving U.S. and foreign laws, regulations, and industry standards, many of which are subject to change and uncertain interpretations, which uncertainty could harm our business, operating results, and financial condition.
•The multi-class structure of our common stock has the effect of concentrating voting power with Dylan Field, our Chair of our Board of Directors, Chief Executive Officer, and President, which will limit your ability to influence the outcome of important transactions, including a change in control.
Corporate Information
We were incorporated in the State of Delaware in October 2012. Our principal executive offices are located at 760 Market Street, Floor 10, San Francisco, California 94102. Our telephone number is (415) 890-5404. Our website address is www.figma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS
An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Prospectus dated July 30, 2025, filed with the SEC on July 31, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-288451), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” “aspire,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses, and our ability to achieve and maintain future profitability;
•our business plan and our ability to effectively manage our growth;
•our total market opportunity;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•adoption of our platform;
•the impacts of artificial intelligence on our business;
•beliefs and objectives for future operations;
•our ability to attract new customers and successfully retain, and increase adoption of our platform and offerings by, existing customers;
•our ability to develop and introduce new products and solutions and bring them to market in a timely manner;
•our expectations concerning relationships with third parties;
•our ability to maintain, protect, and enhance our intellectual property rights;
•our ability to expand internationally;
•the effects of increased competition in our markets and our ability to compete effectively;
•our ability to identify, recruit, hire, and retain skilled personnel, including key members of senior management;
•future acquisitions or investments in complementary companies, products, technologies, or services;
•our ability to stay in compliance with laws and regulations that currently apply, or may become applicable to, our business both in the United States and internationally;
•our ability to maintain the security and availability of our platform and protect against data breaches and other security incidents;
•economic and industry trends, projected growth, or trend analysis;
•general economic conditions in the United States and globally, including the effects of changes in tariffs or trade restrictions, global geopolitical conflicts, inflation, interest rates, any instability in the global banking sector, and foreign currency exchange rates;
•our ability to operate and grow our business in light of macroeconomic uncertainty;

•increased expenses associated with being a public company; and
•other statements regarding our future operations, financial condition, and prospects and business strategies.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, and short-term and long-term business operations and objectives. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations, except as required by law. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Class A common stock as of August 1, 2025, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 8,189,341 outstanding Shares acquired by certain of our current employees, consultants, and advisors, including upon the settlement of restricted stock units (“RSUs”) granted under the 2012 Equity Incentive Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Class A common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of August 1, 2025, and RSUs that are expected to vest and settle within 60 days of August 1, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Applicable percentage ownership of our common stock before this offering is based on 410,007,181 shares of our Class A common stock outstanding as of August 1, 2025.

	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Being Offered	Class A Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(2)	33,942,323	8.1%	7,879,043	26,063,280	6.2%
Other Selling Stockholders(3)	483,324	*	310,298	173,026	*
__________________
*Represents beneficial ownership of less than 1.0%.
(1)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.
(2)Includes the following 1,019 named non-affiliate persons, each of whom holds at least 1,000 Shares of Class A Common Stock: Jaime Louis Abbariao, Lillian Abbo, Ahmed Abdalla, Arielle Abelon, Sofian Abida, Bereket Abraham, Aditya Acharya, Derek Adams, Zoe Adelman, Raunak Agnihotri, Kim Anders Kristian Wallgren Ahlström, Obaidullah Adil Ahmed, Owais Ahmed, Devdatta Akhawe, Jacob Albaugh, Catherine Aldrete, Bashar Al-Rawi, Jessie Alvarez, Chiara Amisola, Michael Amodeo, Ashley Amon, Raghav Anand, Michael Andersen, Luke Anderson, Sven Andersson, Giselle Andrade, Michael Andrews, Olabode Anise, Kaley Aposporos, Rosario Aquino, David Asano, Kathryn Ashcraft, Kyra Jane Ashley, Wen Qian Au, Stephanie Au-Chan, Benjamin Wei Long Aw, Bensu Aydin, Erasmus Ayettey, Bryce Badura, Esther Baek, Mehant Baid, Millicent Bailey, Scott Bailey, Callum Baird, Kathryn Baker, Sriram Balachandran, Samuel Ballan, Mojolaoluwa Balogun, Eric Banaga, Kari Bancroft, Arushi Bandi, Ernesto Barajas, Paige Barger, Daniel Barragan, Molly Barras, Manuel Barraza, Taylor Barrella, Meredith Barrett-Jones, Merlinda Barrington, Avinash Basavaraj, Ashley Bass, Kristen Bates, Timothy Batliwala-Withers, Reema Batta, Amelia Baumhart Leveille, Colton Beavers, Denise Bee, Kerry Beeman, Darya Behroozi, Djan Belli, Miguel Benevento, Micah Bennett-Cauchon, Edward Bentley, Todd Bentley, Brian Bergendahl, Chad Bergman, Sarah Bern, Annie Berrones, Samantha Best, Alexander Bettadapur, Sumithra Bhakthavatsalam, Roshan Bhalla, Akanksha Bhardwaj, Aastha Bhartia, Siddhartho Bhattacharya, Nadia Bhimla, Shaon Bhuiyan, Carter Bian, Sven Bielinski, Marie-Euloge Blanc, Grzegorz Blaszczuk, Jason Block, Eyal Blum, Lucie Bordelais, Brandon Bowen, Anastasia Boyer, Christopher Brainerd, Ansis Brammanis, Marcus Brandford, Olga Braverman, Amberlynn Bravo, Sam Brennand, Alexander Breslav, Kelsey Brooke, Isabel Brooks, Elizabeth Brophy, Gabriel Brosbe, Nannearl Brown, Lauren Budorick, Catherine Bui, Johnny Bui, Konrad Burchardt, Joseph Burfitt, Darragh Burke, Jason Burns, Katherine Busch, Mareike Busche, Daniel Bush, Nicole Butler, Laura Butvinik, Conor Byrne, Lauren Byrne, Emmanuel Cabane, Breanna Cabiles, Jenny Cai, Angela Calderón, Anna Xie Cameron, Lee Campbell, Samantha Candanedo, Julianne Cappello, David Capra, Miguel Cardona, Pau Tomàs Carnero, Noa Caspi, Robert Cassetta, Leandro Castelao, Alexander Castor, Giorgio Caviglia, Michael Caviglia, Elizabeth Chabrunn, Krish Chainani, Hadar Chakyan, Kaitlin Chambers, Alvin Chang, Chao Ching Chang, Julia Chang, Jung Chang, Irene Chao, Caitlin Charniga, Joseph Chartier, Subhagini Chaudhary, Annie Chen, Daniel Chen, Dorothy Chen, Ellen Chen, Gena Chen, Jenning Chen, Jeremy Chen, Rocky Chen, Shi Lin Chen, Shu Chen, Shuyi Chen, Si Hua Chen, Jefferson Cheng, William Cheng, Meena Chetty, Stephanie Cheuk, Christina Cheung, Matthew Chiang, Maria Chimishkyan, Emma Chipperfield, Claire Chiu, Michael Chlipala, Griffin Choe, Carolynn Choi, Rohit Chouhan, Adam Christ, Kevin Chu, Yi Tang Jackie Chui, Vanessa Chung, Silvia Chyou, Wesley Clinton, Kathleen Coats, Christian Cocking, Ryan Cody, Liat Cohen, Chad Colby, Kelsey Collins, Tora Collins, Courtney Condon, John Connolly, Kelly Connolly, Hayley Cooper, Suvir Copparam, Stuart Cornuelle, Damien Correll, Melissa Cottrell, William Couch, Taryn Cowart, Piers Cowburn, Simon Cox, Aaron Cramer, Spencer Creighton, Aaron Crutison, Enmanuel Cruz, Philip Curran, Fiona Curry, Luca Damasco, Soraphoj Damrongpiriyapong, Micheal Danbom, John Dand, Amelia Dang, Alden Daniels, Azra Daniels, Alexia Danton, Meaza Dawit Abate, Spencer De Mars, Edwin Dean, Mallory Dean, Maria del Mar Rodríguez-Acosta Docio, Kathleen DeLeo, Gustavo Delgado, Molly

Dempsey, Ilana Deresiewicz, Kunal Desai, Daniel Destefanis, Anupriya Dhar, Michael Dickson, Katherine Dillon, Leah Dinh, Anthony DiSpezio, Samantha Dixon, Alexandra Doggett, John Doherty, Devin Domingo, Mia Donahue, Yichen Dong, Michael Donnelly, Ava Dordi, Ruairi Dorrity, Inês dos Reis Lebres, Aaron Douglas, Jonas Downey, Allison Doyle, James Doyle, Kellen Dragomanovich, William Draper, Benjamin Drebing, Jiaying Du, Carolyn Duan, Adrien Dubuisson, Thomas Duncalf, Stefan Dunjic, Vaidehi Duraphe, Francesca Durnford, KatySue Dzielak, Langston Dziko, Simon Edström, Manosai Eerabathini, Isemi Ekundayo, Katherine Eliot, Faisal Eljabali, Ahmet Emre Unal, Carl Anders Daniel Entoft, Young Sing Er, Emma Esrock, Mia Evans, Alexandra Fagundez, Felix Faire, Kristen Fajt, Antoine Falquerho, David Fay, Christopher Felix, Mathis Félix, Natalia Fernandez Pintos, Joshua Ferrell, Rebecca Fertitta, Ida Fey-Bergson, Noah Finer, Matthew Finifter, John Firebaugh, Lindsay Fishman, Eli Fitch, Alia Fite, Ryan Fitzgerald, William Flahive, Ming Howe Foo, Andrew Forbes, Tori Ford, Kristin Fordyce, Ryan Foster, Lea Fowler, Canelli Fox, Christina Fox, Elizabeth Frankenberg, Henry Freedland, Matthew Fritzechurch, Erik Froese, Nicholas Frost, Delong Fu, Roy Fu, John Fuetsch, Marissa Fuhrer, Richard Fulton, Alyssa Fung, Nathaniel Gainsboro, Stefanie Gamarra, Lin Gan, Aashima Garg, Maria Gaston, Alexa Gates, Jonathan Geremia, Thomas Giannattasio, Macy Gibbons, Christine Gibson, Bradley Girardeau, Sofia Gleeson, Samir Goel, Timothy Goh, Isaac Goldberg, Matthias Göllner, Katherine Gollnick, Scott Gonyea, Eric Grant, Augustus Griffin, Stephanie Griffin, Claire Grooby, Ricky Grullon, Michael Gugliotti, Bradley Gula, Joseph Gunkelman, Brandon Guo, Thomas J. Guyton, Alex Gwyn, Alexander Haak, Jesse Halim, Sydney Halle, Hans Halverson, Irene Han, Jessica Han, Syed Haque, Talia Harcum, Iris Hardin, Jacinta Harding, Michael Harris, Seth Harris, Evan Hart, Laura Hart, Hannah Hartstein, Kelly Harvell, Mukul Hase, Arjuna Hayes, Peter Hayes, Lihao He, Yuke He, Linus Hedborg, Michelle Hedborg, Shelby Henderson, Craig Henry, Lamarr Henry, Nimrod Herzberg, Benjamin Hill, Justin Hill, Michael Hill, Susanna Hitchins, Pui Yee Ho, Madeleine Hobbs, Michael Hobbs, Christopher Hodges, Matthew Hodgins, Luisa Hoffmann, Andrew Hogan, Davina Holland, Nils Homann, Jackie Hong, David Hornsby, Nairi Hourdajian, Landon Howa, Diane Hu, Hongyi Hu, Kelly Hu, Xiaoxu Hu, Greta Huang, Matthew Huang, Michelle Huang, Stanley Huang, Yutong Huang, Caitlin Hudon, Timothy Hudson, Rachael Hughes, Chad Humphries, Christophe Hunt, Kimberlea Hunt, Jabari Hurdle-Price, Alexander Hurtado, Luís Felipe Hussin Bento, Catherine Hwu, Edward Im, ManaolanaMaki Inoue, Yasushi Ishi, Aya Ishikawa, Anju Ishizaki, Miho Itabashi, Sahana Jain, Alexandra Jaszkul, Nicholas Jeffers, Gwendolyn Jenkins, Jessica Jennings, Won Cheol Jeong, Abigail Jetmundsen, Ankita Jha, Cynthia Jia, Jessica Jiang, Nikki Johl, Gregory Johnson, Matthew Johnson, Wesley Johnson, Shane Johnston, Brandon Jones, Erica Jones, Stacey Geoffrey Jun Wei Tay, Naomi Jung, Tigray Kahsay, Daria Kaminskaya, Nina Karimian, Vivek Karuturi, Aaron Kau, Jonathan Kaufman, Hiroaki Kawanobe, Sam Kay, Jonathan Keen, Patrick Kehinde, Christopher Keightley, Tabitha Kelleher, Albert Kemner, Alexander Kern, Payam Keshtbod, Kyle Ketchum, Maria Khafizova, Shivnag Kilaru, Charles Kilpatrick, Jessica Kim, Junsik Kim, Lawrence Kim, Lynn Kim, Tae Jung Kim, Yosub Kim, Sam Kimbrel, Maxine King, Rogie King, Julia Kirkpatrick, Jamie Kite, Nikolas Klein, Ryan Klimoski, Edward Kloczko, Gino Knodel, James Kohler, Madison Kohls, Anna Kohnen, Wai Kei Kong, Elijah Koreman, Joshua Korn, David Kossnick, Priya Kotak, Kenneth Kufluk, Jekka Kuhlmann, Meghna Kumar, Kelly Kumove, Mika Kunisaki, Sophia Kurihara, Sho Kuwamoto, Melissa Kwan, Dawid Kwapien, Steven La, Genevieve LaBelle, Jessica LaCorte, John Lai, Brian Lam, Veronica Lam, Wyatt Lam, Winter LaMon, Grayson Lang, Paul Langton, Asheesh Laroia, Michael Larson, Tanay Lathia, Jillian Latimer, Yuet Ling Law, Calvin Le, Maxime Le Vexier, Erik Lean, Anthony Lee, Chandler Lee, Elynn Lee, Hannah Lee, Jeffrey Lee, Ji Su Lee, Ju Sung Lee, Kaitlyn Lee, Regina Lee, Stephanie Lee, Yong Su Lee, Simeon Lees, Marcel Legros, Norman Lemke, Nafisa Lenseni, Ellie Lesatz, Jerry Leu, Noah Levin, Sara Levy, Chang Li, Jordan Li, Juliang Li, William Li, Yuchen Li, Zhi Li, Timothy Liang, Diana Liao, Andrew Liebler, Jennifer Lien, Benjamin Light, Angela Lin, Brandon Lin, Elaine Lin, Kevin Lin, Ping-Min Lin, Elaine Liu, Huan Liu, Tiffany Liu, Xinyu Liu, Sarah Ljubicic, Benjamin Llanes, Molly Lloyd, Aaron Lobb, Jonathan Loeser, Patricia Long, Daniel Lopez Gomez, Thomas Lowry, Jasper Lu, Yuyu Luan, Andrew Luce, Lawrence Luk, Kevin Lulis, Jesse Lumarie, Chen Luo, Jonathan Luu, Elliot Lynde, Ethan Ma, Jonathan Macapagal, Connor MacNeil Haynes, Thomas MacWilliam, Kevin Madden, David Mah, Vivian Mai, Katie Mak, Katherine Malchyk, Jennifer Mandal, Patricia Mangione, Noga Mann, Sophie Mann, Jessie Mao, Bernard Marger, Laura Markuze, Sean Marney, Eleanor Marshall, David Martin, Kelly Martin, Lauren Martin, Austin Mason, David Mather, Arun Mathew, Abhishek Mathur, Yutaka Matsumoto, Paige Mazza, Peter McCarron, James McClellan, Jared McDonald, Matthew McDonald, Jared McFarland, Shannon McGoldrick, Marie McGwier, Keith McHugh, Timothy McKinney, Brian Mcloughlin, Rosemary McLucas, Conner McNally, Michael Meade, Stefan Mehner, Ayush Mehra, Benjamin Meier, Lars Meiners, Daniel Mejia Valencia, Bruno Mello, Meghan Meneguzzi, Eric Mercer, Oscar Merlos Arias, Melissa Merryman, Daniel Metz, Jessica Mewengkang, Gustavo Angulo Mezerhane, Shirley Miao, Jacob Miller, Jennie Miller, Joel Miller, Rachel Miller, Akbar Mirza, Jacqueline Mitchell, Sofia Montgomery, Kaet Phin Moo, Cathal Moran, Patrick Morey, Takahiro Mori, Avery Morin, Melina Mortazi, Matthew Moyer, Alexander Mullans, Soundharya Muthukrishnan, Aditya Muttur, Heidi Myers, Philippe Nachum, Ashley Nair, Naveen Nalam, Paul Napolitano, Raveesh Nayar, Alejandro Neff, Kristen Neilsen, Nicolas Neilsen, Kelley Nekota, Joshua Nelson, Ralanda Nelson, Todd Nemeth, Trevor Nesbitt, Carly Newgard, Russell Newquist, Jing Ting Ng, Linh Nghiem, Cao Quoc Khanh Nguyen, Molly Jane Nicholas, Oscar Nilsson, Kimberly Nishida, Billy No, Kelly Nosé, Erin Noyes, Najma Nurudin, Maxine Nzegwu, Sandra Obeji, Alisa Oberg, Brianna O'Connor, Brendan O'Driscoll, Kyung-Chul Oh, Ayomikun Okeowo, Caroline Okun, Fabian Oldendorf, Nicolas Omont, David Orrico, Aaron Osborne, Munira Osman, Sharon O'Sullivan, Koji Ota, Hannah O'Toole, Luis Ouriach, Xuewei Ouyang, Matthew Owen, Mihir Paithane, Cosmo Pallarito, Joelle Palmer, Justin Palpant, Deric Pang, Yegnashankar Parasuram, Eunae Park, Jenny Park, Serry Park, Dmitriy Pashkevitch, Artem Pasyechnyk, Kunjal Patel, Parth Patel, Riya Patel, Aishwarya Pathak, Thomas Pavlu, Sarika Pawar, Jordan Pearring, Ahmed Pedro, Noah Peller, Johanna Pendley, Laura Perea, Natali Perez, Sean Perez, Xenia Perez, Benson Perry, Nathaniel Petersen, Nicholas Peterson, Karl Petersson, Alex Peyton, Grant Phelps, Matthew Phillips, Nathan Phillips, Dafril Izzad Phua, Nathaniel Piche, Jay Pillai, André Pinter, Gemma Plank, Abby Pond, Edriss Popal, Aleksejs Popovs, Shannon Poretti, Andrew Powers, Andrew Pressman, Scott Pugh, Joshua Pugil, Dilip Punjabi, Hendrik Pupkes, Marvin Qian, Linda Qin, Grace Qiu, Samir Quadri, Julia Queller, Rishi Rabheru, Moriah Rahamim, Ricky Rajani, Evan Rambo, Carina Ramos, Rebecca Ramos, Richard Alexander Ramsaran, Aosheng Ran, Thomas Randall, Sakura Rapolu, Hugo Raymond, Peter Reaper-Reynolds, Danielle Reardon, Devon Redfern, Ryan Reid, Michael Reifman, Parhi Reina Davé, Brian Reuter, Ibraheem Riad, Sean Rice, Justin Riggins, Alison Rimas-Ribikauskas, Charles-Eliot Rimpot, Alexander Ringlein, Matthew Ritter, Natalie Rivas, Ryan Rivera, Andrew Robinson, Matthew Robinson, Heather Rogers, Kristen Romer, Jay Rose, Molly Rosen Marriner, Jenna Rosenberg, James Rountree, Noah Rowlett, Maya Rudisel, Erin Rudwall, Nicholas Ruff, Georgia Rust, Lauren Ryan, Audrina Sablan, Albany Sabrowsky, Navendu Saini, Zubair Saiyed, Derek Sakamoto, Anthony Salani, Chelsea Sanders, Paras Sanghavi, Mattie Sanseverino, Christopher Santamaria, Frederick Santiago, Anna Saplitski, Deepan Saravanan, Kelley Sauer, Andrew Schamp, Robert Schimm, Brian Schlenker, Kaitlyn Schorr, Greg Schultz, Daniel Schwartz, Shera Schwartz, Jordan Scott, Regina Senduk, Joel Sequeira, Maxime Serrano, Meghna Seshadri, Elisa Shabino, Viral Shah, Ariel Shahar, Amy Shan, Sophie Shapland, Zhenming Shen,

Constance Shi, Joshua Shi, Edward Shiang, Yemin Shou, Christopher Shroba, Chie Shu, Beniamin Siejka, Jason Silverstein, Christa Simon, Tova Simonson, Nadia Singer, Amandeep Singh, Alexandre Sion, Rufaro Sithole, Rani Sivesind, Emil Sjölander, Connor Skees, Clancy Slack, Carissa Smith, Connor Smith, Jinlin Sng, Michael Socienski, Yassir Solomah, Adam Solove, Riley Soltan, Albert Song, Meiyue Song, Alexander Sosa, Lindsey Sosin, Scott Southern, Samantha Steele, Benjamin Steinberg, Brandon Sterling, Michael Sterling, Benjamin Stern, Jake Stevelman, Bess Stevenson, Kevin Stewart, Remy Stewart, Zachary Stockman, Jasmine Stoy, Elliott Straube, Annie Su, Susan Su, Ashwin Subhedar, Hahnbi Sun, Julia Sun, Wayne Sun, Chandrasekhar Suresh, Samarth Suresh, Dzenana Svraka, William Sweeney, Jakub Swiadek, Steven Swiger, Katherine Szeto, Taamannae Taabassum, Josh Tabak, Christina Taggart, Alexandra Nadin Tamer, Jonathan Tan, Teri Tan, Rodney Tang, Hiroki Tani, Snehil Taparia, Dmytro Taran, Jonathan Taylor, Shani Taylor, Tjia Hao Teng, Natasha Tenggoro, Matthew Collin Thigpen, Caleb Thomas, Matthew Thometz, Christopher Thompson, Tyler Thompson, Laura Thornton, Yuan Tian, Yue Tian, Andrew Tien, Shane Timmerman, Emily To, Kim-Nguyen Togafau, Yasuhiko Tokunaga, Shannon Toliver, Amanda Tollerton, Crystal Tomczyk, Crystal Tong, Noriko Tono, Lynn Ton-That, Khanh Tran, Tiffany Tran, Colin Trent, Alexander Triana, Donavan Trigg, Paul Trotter, Asja Trumic, Nathan Tsai, Katherine Tsay, Silas See Chit Tsui, Darren Tsung, Leslie Tu, Amanda Turner, Isaiah Turner, Shamil Turner, Dylan Christopher Uchtman, Milan Udawatta, Moie Uesugi, Denise Valiao, Tim Van Damme, Justin Van Etten, Sharath Chandra Vandanapu, Sheila Vashee, Jyotindra Vasudeo, Paul Vega, Branko Vidovic, Kavita Vijayan, Levi Villarreal, Tanusree Vinnakota, Dylan Visher, Rebecca Vo, Cecilia Vogler, Brenda Voloshin, Ian VonSeggern, Cynthia Vu, Nguyen Thai Duong Vu, Lica Wada, Serena Wales, Bryan Walker, Olympia Walker, Ross Walker, Mason Walter, Charles Walton, Annie Wang, Esther Wang, Peng Wang, Wenli Wang, Yanwen Wang, Yi Wang, Zihao Wang, Chase Warren, Lauren Wattendorf, Marcel Weekes, Jane Weesner, Da Wei, Jabriel Kng Wei-Loong, Alyssa Weiss, Xinnan Wen, Christopher Wendel, Samuel Wener, Liam Whelan, Chelsea White, Gerard White, Emily Whitney, Marcin Wichary, Thomas Wilde, Oliver Wilkie, Matthew Williams, Zoey Williams, Maria Wilmot, David Wilson, Charles Winslow, Nicole Wittlin, Esther Wong, Jared Wong, Oscar Wong, Victor Wong, Melvin Woo, Daniel Woodling, Conor Woods, Laurel Woods, Brittany Wootton, Alexandra Wright, Christopher Wu, Hsiao-an Wu, Mengyuan Wu, Michael Wu, Shannen Wu, Yangyi Wu, Yi Xie, Alicia Xiong, Ziqi Xiong, Linda Xiuhua Guo, Chao Xu, Kevin Xu, Lin Xu, Jing Lan Xue, Yuhki Yamashita, Kazumasa Yamazaki, Hannah Yan, James Yang, Jing Yang, Joe Yang, Michelle Yang, Sulamita Yang, Adrea Yen, Sylvia Yeoh, Setsuko Yonejima, Stacy Young, Dian Yu, Michael Yu, Shi Hao Yuan, Ricky Zein, Marcel Zeller, Jan Zeman, Ashley Zhang, Doris Zhang, George Zhang, George Zhang, Jinji Zhang, Linda Zhang, Mule Zhang, Qiu Zhang, Richard Zhang, Ruonan Zhang, Serena Zhang, Shelley Zhao, Yichangle Zhao, Yichao Zhao, Emily Zhong, Eric Zhou, Margaret Zhou, Olin Zhou, Angela Zhu, Caroline Zhu, Bowen Zhuang, Roxana Ziaie, Sarah Zimerman, Charlotte Ziob, Elizabeth Ziolkowski, Frances Zlotnick, Stephanie Zou.
(3)Includes 233 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market- making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares of our Class A common stock offered hereby has been passed upon by Fenwick & West LLP, Mountain View, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023 and 2024, and for each of the two years in the period ended December 31, 2024, included in our prospectus dated July 30, 2025, filed with the Securities and Exchange Commission on July 31, 2025 pursuant to Rule 424(b) under the Securities Act, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a)the Registrant’s Prospectus dated July 30, 2025, filed with the SEC on July 31, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-288451), which contains audited financial statements for the Registrant’s latest fiscal year for which such financial statements have been filed; and
(b)the description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42761) filed with the SEC on July 22, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://investor.figma.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to: Figma, Inc., Attention: General Counsel, 760 Market Street, Floor 10, San Francisco, CA 94102.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a)the Registrant’s Prospectus dated July 30, 2025, filed on July 31, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-288451), which contains audited financial statements for the Registrant’s latest fiscal year for which such financial statements have been filed; and
(b)the description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42761) filed with the SEC on July 22, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 866,138 shares of our Class A common stock.
Item 6. Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties in their role, except liability for the following:
•any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to officers, any action by or in the right of the corporation.

As permitted by the DGCL, the Registrant’s amended and restated bylaws provide that:
•the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
•the rights conferred in the Registrant’s restated bylaws are not exclusive.
In addition, the Registrant has or intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries directors’ and officers’ liability insurance for securities matters.
See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits
EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Schedule Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of Figma, Inc.					X

3.2	Amended and Restated Bylaws of Figma, Inc.					X

4.1	Form of Class A Common Stock certificate of Figma, Inc.	S-1/A	333-288451	4.1	7/21/2025

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Figma, Inc. Amended and Restated 2012 Equity Incentive Plan and related form agreements.	S-1	333-288451	10.2	7/1/2025

107	Filing Fee Table.					X
Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 27th day of August, 2025.

FIGMA, INC.

By:	/s/ Dylan Field
Dylan Field
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dylan Field and Praveer Melwani, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dylan Field	Chair of the Board of Directors, Chief Executive Officer, and President (Principal Executive Officer)	August 27, 2025
Dylan Field

/s/ Praveer Melwani	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 27, 2025
Praveer Melwani

/s/ Tyler Herb	Chief Accounting Officer (Principal Accounting Officer)	August 27, 2025
Tyler Herb

/s/ Mamoon Hamid	Director	August 27, 2025
Mamoon Hamid

/s/ Kelly A. Kramer	Director	August 27, 2025
Kelly A. Kramer

/s/ Michel Krieger	Director	August 27, 2025
Michel Krieger

/s/ John Lilly	Director	August 27, 2025
John Lilly

/s/ William R. McDermott	Director	August 27, 2025
William R. McDermott

/s/ Andrew Reed	Director	August 27, 2025
Andrew Reed

/s/ Danny Rimer	Director	August 27, 2025
Danny Rimer

/s/ Lynn Vojvodich Radakovich	Director	August 27, 2025
Lynn Vojvodich Radakovich

/s/ Luis von Ahn	Director	August 27, 2025
Luis von Ahn